UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 10, 2022

Momentive Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38664	80-0765058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Curiosity Way San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

(650) 543-8400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	MNTV	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On October 13, 2022, Momentive Global Inc. (the “Company”, “we” or “our”) announced that for the quarter ended September 30, 2022, we expect revenue and non-GAAP operating margin to be within the guidance ranges provided in our earnings press release furnished as exhibit 99.2 to the Current Report on Form 8-K filed with the SEC on August 4, 2022. Specifically, revenue is expected to be between $119.5 million and $122.5 million, and non-GAAP operating margin is expected to be between five percent and seven percent.

The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities

On October 10, 2022, we committed to a plan designed to improve operating margin and create efficiencies in our go-to-market motion and in other areas throughout the Company (the “Restructuring Plan”). The Restructuring Plan involves a reduction of the Company’s workforce by approximately 11%.

We estimate that we will incur approximately $4.0 million to $5.0 million in charges in connection with the Restructuring Plan, consisting of cash expenditures for employee severance, employee benefits, and related facilitation costs. We expect that the majority of these costs will be incurred and paid during the fourth quarter of 2022 and that execution of the Restructuring Plan, including cash payments, will be substantially complete by the end of fiscal 2022.

Potential position eliminations in each country are subject to local law and consultation requirements, which may extend this process into the first quarter of 2023 or beyond in certain countries. The charges that we expect to incur are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual expenses may differ materially from the estimates disclosed above.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the Company’s preliminary financial results for the third quarter of fiscal 2022, expectations regarding the costs, timing and financial impacts of the Restructuring Plan, and related matters. The outcome of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s actual results could differ materially from the results expressed or implied by the forward-looking statements the Company makes. You should not rely on forward-looking statements as predictions of future results.

The risks and uncertainties referred to above include - but are not limited to - risks related to the COVID-19 coronavirus pandemic; our ability to retain and upgrade customers; our revenue growth rate; our brand (including our rebranding); our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and adverse changes in general economic or market conditions. Additional factors that could cause actual financial results to differ from the preliminary results include - but are not limited to - the finalization of the Company's financial closing procedures and financial statements for the third quarter of 2022, and any adjustments identified by the Company in the course of these procedures.

Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2022. These documents are available on the SEC Filings section of our

Investor Relations website page at investor.momentive.ai. We undertake no obligation to update any forward-looking statements made in this Current Report on Form 8-K after the date of this Current Report on Form 8-K, except as required by law.

Non-GAAP Financial Measures

Please see the earnings press release furnished as exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on August 4, 2022 for further information regarding our guidance for the third quarter of fiscal 2022, including our non-GAAP financial measures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Momentive Global Inc.

Dated: October 13, 2022	By:	/s/ Lora D. Blum
Lora D. Blum Chief Legal Officer and Secretary